July 13th 2000

Mr. Gary Morgan
President and CEO
Globaltron Communications Corporation
45 Broadway
New York, NY

Dear Gary,

Tropico Sistemas e Telecomunicascoes. S.A. ("Tropico") has pleasure in providing Globaltron Communications Corporation ("Globaltron") with the following financing proposal in support of the sales of Tropico, Accessus digital switches. This financing proposal is conditional upon the execution of documentation satisfactory to Tropico, and Banco do Bris S/A Proex (Banco do Brasil) or such other lender and other parties as may participate in this transaction.

Financing Terms
---------------

Supplier                              Tropico or its subsidiary Promon
                                      Eletronica da Amazonia Ltda.

Lender Banco do Brasil or such other lender as Tropico at its sole discretion may select.

Borrower                              Globaltron Corporation, a Delaware Co.

Contract and Loan Currency            Legal currency of the United States of
                                      America.

Contract Value                        US $5,340,000 (100%)

Final Maturity                        Seven years from date of each shipment.

Commencement of Loan Repayments       Two years after the date of the applicable
                                      shipment.

Interest Grace Period                 None.

Down Payment                          A down payment of 15% on the value of each
                                      shipment will required.

Financed Portion of the Contract
Value                                 US $4,539,000 (85%)

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Interest                              11,5% (eleven and a half percent) per
                                      year, fixed for all period of 7 (seven
                                      years) at the time of shipment payable in a simi-annual installments beginning 6 months from the applicable shipping date.

Availabilty Period                    As per the dates approved by Banco do
                                      Brasil, or until January 31st, 2001.

Amortization                          In 11 (eleven) equal semi-annual
                                      installments beginning 24 months from the date of applicable shipments.

Debt Instruments                      The debt instruments evidencing
                                      Globaltron's obligations will be
                                      negotiable drafts drawn by Tropico on, an accepted by Globaltron, with aval from Win-Gate Equity Group, Inc ("Win-Gate").
                                      (Upon receipt of the drafts, which, once accepted by Globaltron are an unconditional promise by Globaltron to pay the obligation according to its terms, Tropico will present the drafts to Banco do Brasil which will disburse (i.e.
                                      purchase the drafts) the principal amount of the drafts to Tropico. In the event that Tropico, or any other party makes a payment to Banco do Brasil under any guarantee referred to herein under the "Tropico Guarantee" section, Globaltron shall be obligated to such guarantor in the same way that it was obligated to Banco do Brasil for the full amount of principal and interest thereon and all other sums payable in connection herewith.)

Banco do Brasil Guarantees            In order to induce Banco do Brasil to make
                                      the loan under 100% of the financed value will need to be guaranteed by acceptable banks. The structure below envisages
                                      Tropico causing one or more bank
                                      guarantees to be issued for 82,37% of the financed value plus interest, and
                                      Globaltron causing one or more guarantees for 17,63% of the financed value plus interest.

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1. Tropico Guarantee                  Tropico will cause one or more bank
                                      guarantees to be issued, acceptable to
                                      Banco do Brasil, guaranteeing in aggregate
                                      82,37% of the financed value. In
                                      consideration for Tropico causing such
                                      guarantees to be issued, Globaltron will pay 1% per annum of the value guaranteed by Tropico.

2. Stand-by L/C(s).                   Globaltron will cause a bank, acceptable
                                      to Banco do Brasil, to issue a stand-by
                                      letter(s) of credit, in form and substance satisfactory to Banco do Brasil. Such letter(s) of credit may be issued in one of the following two ways:
                                      i) The stand-by L/C may be issued in a
                                      value of 17,63% of the financed value plus interest, prior to each shipment being made, and be valid until final maturity of the loan(s) outstanding. (It is understood that the value of the L/C will decline in proportion with the mortization of the loan.)
                                      ii) The issuing bank may issue a
                                      commitment letter, acceptable to Banco do Brasil stating that it will issue standby letters of credit, one prior to each shipment, in the amount equal to 17,63% of the financed value plus interest of each shipment.

Security Tropico will maintain an exclusive first priority security interest in the equipment software licenses being financed. Such equipment and software will not be subject to any other pledge, charge, encumbrance or lien (including without limitation, landlord liens) of any nature whatsoever. The security will also include the additional collateral referred to below.

Conditions precedent for the first shipment to Globaltron (referred to as the First, Second and Third Deployment Group in the Purchase and Sale Agreement dated July 8, 2000) and delivery of equipment and software licenses, will include:


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Down Payment                          The down payment referred to above.

Consents Globaltron will secure from other creditors and third parties, where necessary, consent to incur the indebtedness contemplated herein.

Intercreditor Agreement               Globaltron will enter into an
                                      Intercreditor Agreement, within and agreed period of time (but in any event no later than the earlier to occur of: (i) November
                                      30, 2000; or five days before the third
                                      shipment [referred to as the Third
                                      Deployment Group in the Purchase and Sale
                                      Agreement, dated July 8, 2000]), that
                                      encompasses all debt of Globaltron and its subsidiaries and affiliates deemed material by Tropico. The Intercreditor
                                      Agreement will address the following
                                      issues and such additional issues as
                                      Tropico may require, all in a manner
                                      satisfactory to Tropico.

                                             >  Amortizations.
                                             >  Security pool.
                                             >  Excess cash flow.
                                             >  Requirement for and uses of
                                                additional equity.
                                             >  Other guarantees.
                                             >  Other permitted indebtedness.
                                             >  Capex allowable per annum.

Security for Creditor Parties to
Intercreditor Agreement               The security pool for creditors under the
                                      Intercreditor Agreement will include pari pasu condition with ECI Telecom agreement.

No Default                            No default or event of default shall have
                                      occurred under the purchase contract, the financing documents or any related document or agreement.

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Financing Documentation               All relevant parties will have entered
                                      into all financing documentation deemed
                                      necessary or desirable by Tropico, and/or
                                      Banco do Brasil. Such documentation will include, without limitation, such representations and warranties, affirmative and negative convenants financial and other information reporting obligations. and other provisions as Tropico, or Banco do Brasil may require.

Conditions precedent to the first shipment of equipment related to the Fourth Deployment Group in the Purchase and Sale Agreement, dated July 8,2000, will include the following:

Supply of Other Equipment             Tropico will require that all other
                                      equipment purchased or to be purchased by Glboaltron be financed upon terms and conditions similar, or more favorable to Globaltron, than those provide herein.
                                      Tropico evidences that it have revised the E.C.I. Financing Terms and does not find then more favourable than this facility and waives such rights hereunder.

Revenue Issue                         A percentage of 1 (one) percent on the
                                      total Revenues values of Globaltron, to be agreed upon, will be allocated to debt repayment.

Debt/Equity                           Tropico, and other creditors will agree
                                      upon a ceiling for Interloop's ability to contract debt to Equity Ratio of the Company will not exceed a ratio of 3:1, (including a short and long term debt).

Atlas communications Transaction      Tropico understand the importance to
                                      Globaltron of the acquisition/asset
                                      purchase of Atlas Communications.
                                      Globaltron will provide evidence,
                                      satisfactory to Tropico, that this
                                      acquisition/asset purchase has been
                                      successfully concluded.

Interconnection                       Globaltron will provide Tropico with
                                      satisfactory evidence concerning
                                      interconnection agreements entered into,

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                                      enabling Globaltron to meet its
                                      obligations under its authorizations to
                                      operate.

Interloop                             Globaltron will provide evidence to
                                      Tropico that Interloop S.A. Nacional de
                                      Telecommunicaciones E.S.P. is providing
                                      service to clients at a level compatible with its obligations under its authorization.





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